FUQI International Provides Preliminary Fourth Quarter Financial Results; Announces Delay in Filing of Form 10-K for 2009

Shenzhen, China, March 16, 2010 – FUQI International, Inc. (Nasdaq GS: FUQI) today announced the preliminary release of fourth quarter 2009 unaudited financial results and that it will delay the release of its finalized fourth quarter and year ended 2009 financial results. The Company will also file an extension for the filing of its Form 10-K for 2009.

The Company anticipates total revenue for the 2009 fourth quarter to be approximately $175-$180 million, compared to its original fourth quarter 2009 forecast of $182.0-$191.0 million.  Consolidated gross margin is expected to be in the 9%-10% range and diluted earnings per share is expected to be in the range of $0.24 to $0.28 per share compared to original diluted per share estimates of $0.55-$0.60.

Mr. Yu Kwai Chong, Chairman and CEO of FUQI International commented, “We estimate slightly lower sales in the fourth quarter as some of our customers delayed orders to coincide more closely with the Chinese New Year holiday which occurred in mid-February.  We also estimate that our gross margin was impacted by a higher product mix of lower margin wholesale products such as commemorative Chinese New Year gold bars which we estimate resulted in wholesale gross margin performance below our historic range.  Fulfilling such orders can increase our market share and enhance brand awareness with new and existing customers, both of which are important for the long-term development of our wholesale business.”

 “As we evaluate the 2009 fourth quarter performance of our retail business, we continue to be pleased with its expansion.  Our retail segment for fourth quarter 2009 is expected to be in the range of $15.5-16.5 million compared to $6.0 million in the prior year period.  Fourth quarter 2009 retail gross margin is expected to be in the range of 27%-28%.”

“General order demand in both our wholesale and retail businesses remains solid for 2010 and we are placing a strong  emphasis on maximizing our overall margin performance and the growth of our retail business as we progress through this year.”

Also today, the Company announced that it has filed a Form 12b-25 with the Securities and Exchange Commission to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2009.  The Company has been conducting an assessment of its internal controls as of December 31, 2009 in accordance with the Company’s Sarbanes-Oxley Act compliance procedures.  Although the Company’s assessment procedures are not yet complete, the Company believes that at least one of the identified deficiencies related to its 2009 Sarbanes-Oxley Section 404 compliance audit, thus far, constitutes a material weakness, including but not limited to the Company’s period-end closing process as of December 31, 2009. The complete and final results of the Company’s assessment of its internal controls will be disclosed in its Annual Report on Form 10-K for the year ended December 31, 2009.

As a result of the findings of the 2009 Sarbanes-Oxley Section 404 audit, thus far, the Company identified certain accounting errors that are expected to have a material impact on the previously issued quarterly financial statements for the first three quarters of 2009.  Management and the accounting personnel require additional time to evaluate such effects on the previously filed quarterly financial statements of 2009. Because the review is still underway, the Company is unable to accurately estimate at this time the impacts on the Company’s interim financial statements for the first three quarters of 2009. However, it is expected that as a result of the accounting errors, the cost of sales for each of the periods were understated and gross profit and net income, as a result, were accordingly overstated.  Based on the Company’s latest estimate, the earnings per share included in the previously issued financial statements for the nine months ended September 30, 2009 were overstated by approximately $0.15-$0.19 per share based on approximately 23.0 million weighted average number of shares for the nine months ended September 30, 2009.  The foregoing estimate is based only upon preliminary information available to the Company as of the date of this press release, is subject to adjustment in connection with its ongoing review, and has not been audited by its independent registered public accounting firm.  Due to the Company’s ongoing internal analysis, the Company is currently unable to provide estimated results of operations for the year ended December 31, 2009. The Company will file its Annual Report on Form 10-K as soon as possible; however, there can be no assurance that the report will be filed within the extended 15 day deadline.

Mr. Chong continued, "We regret the delay and appreciate the patience of our stockholders as the Company works to complete its financial closing process. We take our responsibility to provide complete and accurate financial information seriously and are taking proactive steps that we believe are appropriate under these circumstances. Although the Sarbanes-Oxley Act Section 404 compliance has been a significant challenge for the Company, we believe our continuing efforts to improve our internal control and human resources in operational entities will make our Company stronger in the long term.  As a fast growing company, we remain focused that our operating entity financial accounting infrastructure grows stronger and we are committed to invest more resources in our internal auditing function as well.  We remain confident in the fundamental soundness of our businesses and look forward to discussing our 2009 financial results and developments for 2010 when we report our fourth quarter and full year 2009 financial results.”

About FUQI International

Based in Shenzhen, China, FUQI International, Inc. is a leading designer, producer and seller of high quality precious metal jewelry in China.  Fuqi develops, promotes, manufactures and sells a broad range of products consisting of unique styles and designs made from gold and other precious metals such as platinum and Karat gold.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “will” “believes”, “expects” or similar expressions. These forward-looking statements may also include statements about the Company’s proposed discussions related to its business or growth strategy, which is subject to change. Such information is based upon expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions.  Such risks and uncertainties include, but are not limited to, the completion and audit of the Company's financial statements for the fourth quarter and year end 2009; the completion of the Company's review of accounting errors in the first three quarter of 2009 and the effect on its results of operations for such periods; the Company's ability to remediate the significant deficiencies and/or material weakness(es) in its internal controls; risks related to our acquisition of Temix in August 2008, adverse capital and credit market conditions, the vulnerability of the Company’s business to a general economic downturn in China; fluctuation and unpredictability of costs related the gold, platinum and precious metals and other commodities used to make the Company’s products; the Company’s ability to obtain all necessary government certifications and/or licenses to conduct its business; the Company’s recent entry into the retail jewelry market; the Company’s reliance on one source for gold; and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities.  The Company does not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the Company’s most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and its subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

Contact Information:
Ms. Charlene Hua
EVP of Financial, Capital Market & Corporate Development
Phone: 852 9468 2497 (Hong Kong)
IR Email: IR@FuqiIntl.com

Bill Zima
ICR Inc. (US)
Phone: 203-682-8200